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                                                                     EXHIBIT 3.1

                              [FLORIDA STATE SEAL]

                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State

January 28, 1998

INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.
360 CENTRAL AVENUE
ST PETERSBURG, FL 33701




Re: Document Number P96000103608

The Amended and Restated Articles of Incorporation for INSURANCE MANAGEMENT SOLUTIONS GROUP, INC., a Florida corporation, were filed on January 28, 1998.

This document was electronically received and filed under FAX audit number B98000001847.

Should you have any questions concerning this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Darlene Connell
Corporate Specialist
Division of Corporations             Letter Number: 498A00004895





     DIVISION OF CORPORATIONS - P.O. BOX 6327 - TALLAHASSEE, FLORIDA 32314
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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

     THE UNDERSIGNED, acting on behalf of INSURANCE MANAGEMENT SOLUTIONS GROUP, INC. (hereinafter, the "Corporation") under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, as hereafter amended and modified (the "FBCA"), hereby adopts the following Amended and Restated Articles of Incorporation for the Corporation, pursuant to Section 607.1007 of the Florida
Statutes:

                                    ARTICLE 1
                                      Name

   The name of the Corporation is: Insurance Management Solutions Group, Inc.

                                    ARTICLE 2
                             Business and Activities

     The Corporation may, and is authorized to, engage in any activity or business now or hereafter permitted under the laws of the United States and of the State of Florida.

                                    ARTICLE 3
                                  Capital Stock

     3.1 Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue shall be 100,000,000 shares of Common Stock having a par value of $.01 per share ("Common Stock") and 20,000,000 shares shall be Preferred Stock, $.01 par value per share ("Preferred Stock"). The Board of Directors is expressly authorized, pursuant to
Section 607.0602 of the FBCA, to provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval of the shareholders of the Corporation, all within the limitations set forth in
Section 607.0601 of the FBCA.


This instrument was prepared
by and return to:
G. Kristin Delano, Esq.
Florida Bar Number 228850
P.O. Box 15707
St. Petersburg, FL 33733
(813) 823-4000 ext. 4416

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     3.2 Common Stock.

         (A) Relative Rights. Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall have the same rights as and be identical in all respects to all the other shares of Common Stock.

         (B) Voting Rights. The holders of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Upon any such vote, each holder of Common Stock shall, except as otherwise provided by the FBCA, be entitled to one vote for each share of Common Stock held by such holder.

         (C) Dividends. Whenever there shall have been paid, or declared and set aside for payment, the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when as, and if declared by the Board of Directors, out any assets legally available for the payment of dividends thereon.

         (D) Dissolution, Liquidation, Winding Up. In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holder of any class or series of stock entitled to participate therewith in whole or in part, as to the distribution of assets, shall become entitled to participate in the distribution of assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment all debts and liabilities of the Corporation.

     3.3 Preferred Stock.

         (A) Issuance, Designations, Powers, Etc. The Board of Directors is expressly authorized, subject to the limitations prescribed by the FBCA and the provisions of these Articles of Incorporation, to provide, by resolution and by filing Articles of Amendment to these Articles of Incorporation, which, pursuant to Section 607.0602(4) of the FBCA shall be effective without shareholder action, for the issuance from time to time of the number of shares to be included in each such class or series, and to fix the designations, powers, preferences and other rights of the shares of each such class or series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

             (1) the number of shares constituting that class or series and the distinctive designation of that class or series;

             (2) the dividend rate on the shares of that class or series, whether dividends shall be cumulative, noncumulative or partially cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that class or series;


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             (3)  whether that class or series shall have voting rights, in addition to the voting rights provided by the FBCA, and, if so, the terms of that class or series;

             (4) whether that class or series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

             (5) whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (6) whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series, and, if so, the terms and amount of such sinking fund;

             (7) the rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class or series; and

             (8) any other relative powers, preferences, and rights of that class or series, and qualifications, limitations or restrictions on that class or series.

         (B) Dissolution, Liquidation, Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each class or series shall be entitled to receive only such amount or amounts as shall have been fixed by the Articles of Amendment to these Articles of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of such class or series.

     3.4 No Preemptve Rights. Except as the Board of Directors may otherwise determine, no shareholder of the Corporation shall have any preferential or preemptive right to subscribe for or purchase from the Corporation any new or additional shares of capital stock, or securities convertible into shares of capital stock, of the Corporation, whether now or hereafter authorized.


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                                    ARTICLE 4
                               Board of Directors

     4.1 Classification. The number of directors of the Corporation shall be as fixed from time to time by or pursuant to these Articles of incorporation or by bylaws of the Corporation (the "Bylaws"). The directors shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, each of which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 2000 annual meeting of the shareholders; each initial director in Class II shall hold office for a term expiring at the 1999 annual meeting of the shareholders; and each initial director in Class III shall hold office for a term expiring at the 1998 annual meeting of the shareholders. Notwithstanding the foregoing provisions of this
Section 4.1 , each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of the shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of their election and until their successors shall have been duly elected and qualified or until such director's earlier death, resignation or removal.

     4.2 Removal. Any director or directors may be removed from office at any time with or without cause by the affirmative vote, at a special meeting of the shareholders called for such a purpose, of not less than sixty-six and two-thirds percent (66-2/3%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposed removal was contained in the notice of such meeting. At least thirty (30) days prior to such special meeting of shareholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy on the Board of Directors resulting from such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified or until any such director's earlier death, resignation or removal.

     4.3 Change of Number of Directors. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


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     4.4 Exercise of Business Judgment. In discharging his or her duties as a director of the Corporation, a director may consider such factors as the director considers relevant, including the long-term prospects and interests of the Corporation and its shareholders, the social, economic, legal, or other effects of any corporate action or inaction upon the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the State of Florida and the United States.

     4.5 Initial Number of Directors. The number of directors constituting the initial Board of Directors of the Corporation is nine (9). The number of directors may be increased or decreased from time to time as provided in the Bylaws, but in no event shall the number of directors be less than three (3).

                                    ARTICLE 5
                             Action By Shareholders

     5.1 Call For Special Meeting. Special meetings of the shareholders of the Corporation may be called at any time, but only by (a) the Chairman of the Board of the Corporation, (b) a majority of the directors in office, although less than a quorum, and (c) the holders of not less than thirty-five percent (35%) of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     5.2 Shareholder Action By Unanimous Written Consent. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders, and may not be effected by any consent in writing by such shareholders, unless such written consent is unanimous.

                                    ARTICLE 6
                                 Indemnification

     6.1 Provision of Indemnification. The Corporation shall, to the fullest extent permitted or required by the FBCA, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the


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advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board of Directors' resolution, vote of shareholders, the Act, or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the Corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term "Directors" includes former directors of the Corporation and any director who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as an agent separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants). The term "Executive Officers" includes those individuals who are or were at any time "executive officers" of the Corporation as defined in Securities and Exchange Commission Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended. All other capitalized terms used in this Article 6 and not otherwise defined herein have the meaning set forth in Section 607.0850, Florida Statutes
(1995). The provisions of this Article 6 are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article VI shall diminish the rights of indemnification provided for herein prior to such amendment or repeal.

                                    ARTICLE 7
                                   Amendments

     7.1 Articles of Incorporation. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law) the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the total number of votes of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (unless separate voting by classes is required by the FBCA, in which event the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the number of shares of each class or series entitled to vote as a class shall be required), to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles 4, 5, 6 or this Article 7 of these Articles of Incorporation. Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law.


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     7.2 Bylaws. The shareholders of the Corporation may adopt or amend a bylaw which fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by the FBCA. The adoption or amendment of a bylaw that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum or voting requirement and be adopted by the same vote and voting groups required to take action under the quorum or voting requirement then in effect or proposed to be adopted, whichever is greater.

                                    ARTICLE 8
                       Initial Registered Office and Agent

     The address of the initial Registered Office of the Corporation is 360 Central Avenue, St. Petersburg, Florida 33701 and the initial Registered Agent at such address is G. Kristin Delano

                                    ARTICLE 9
                      Principal Office and Mailing Address

     The address of the Principal Office of the Corporation and its mailing address is 360 Central Avenue, St. Petersburg, Florida 33701. The location of the Principal Office and the mailing address shall be subject to change as may be provided in the Bylaws.


     THESE AMENDED AND RESTATED ARTICLES OF INCORPORATION were unanimously approved at a joint meeting of the Shareholders and the Board of Directors held on the 27th day of January, 1998, said adopted Amended and Restated Articles of Incorporation superseding the original Articles of incorporation and all amendments to them.



                                            BY: /s/ G. Kristin Delano
                                               ---------------------------------
                                                G. Kristin Delano, Secretary


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                            ACCEPTANCE OF APPOINTMENT
                           BY INITIAL REGISTERED AGENT

     THE UNDERSIGNED, having been named in Article 8 of the foregoing Articles of Incorporation as initial Registered Agent at the office designated therein, hereby accepts such appointment and agrees to act in such capacity. The undersigned hereby states that he is familiar with, and hereby accepts, the obligations set forth in Section 607.0505, Florida Statutes, and the undersigned will further comply with any other provisions of law made applicable to him as Registered Agent of the Corporation.

     DATED this 28th day of January, 1998.


                                            /s/ G. Kristin Delano
                                           -------------------------------------
                                           G. Kristin Delano, Registered Agent


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